UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2026

VERACYTE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36156	20-5455398
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 243-6300
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VCYT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.

On January 11, 2026, Veracyte, Inc. a Delaware corporation (“Veracyte”), issued a press release furnished as Exhibit 99.1 to this Current Report on Form 8-K (the “Press Release”) that, among other things, announced certain preliminary, unaudited estimated financial and operating results for the fourth quarter and full year ended December 31, 2025, including that Veracyte expects to report that it generated total revenue of between $138 million and $140 million, testing revenue of between $134 million and $136 million, and testing volume of approximately 45,500 tests, in each case for the fourth quarter of 2025. Veracyte also expects to report total revenue of between $515 million and $517 million, testing revenue of between $491 million and $493 million, and testing volume of approximately 169,700 tests for the full year ended December 31, 2025. In addition, Veracyte expects to report adjusted EBITDA margin of greater than 25% for the full year ended December 31, 2025.

Veracyte’s audited financial statements for the full year ended December 31, 2025 are not yet available. Accordingly, Veracyte’s preliminary unaudited revenue and testing volume ranges and preliminary adjusted EBITDA margin in the Press Release and described herein are estimates and subject to the completion of Veracyte’s financial closing procedures and any adjustments that may result from the completion of the audit of Veracyte’s financial statements. The preliminary unaudited revenue and testing volume ranges and preliminary adjusted EBITDA margin in the Press Release and described herein may differ materially from the actual results that will be reflected in Veracyte’s audited financial statements when they are completed and publicly disclosed. Further, Veracyte is unable to provide an estimate of net income margin, the most closely comparable GAAP measure to adjusted EBITDA margin, for the full year ended December 31, 2025 or related reconciliation tables without unreasonable effort, due to the unavailability at this time of reliable estimates for net income and certain components that are necessary for such reconciliation for the period presented. Such components may include, but are not limited to, stock-based compensation expenses, acquisition-related expenses, and other adjustments.

The information furnished with this report as well as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Veracyte, Inc. dated January 11, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 11, 2026

VERACYTE, INC.

		By:	/s/ Rebecca Chambers
		Name:	Rebecca Chambers
		Title:	Chief Financial Officer
Principal Financial Officer